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                                                               EXHIBIT 8.1

                                                         February 27, 1996

Wells Fargo & Company,

  420 Montgomery Street,

   San Francisco, California 94163.

Ladies and Gentlemen:

   We have acted as tax counsel to Wells Fargo & Company ("Wells Fargo") in connection with the Registration Statement (Registration No. 33-64575) on Form S-4 of Wells Fargo filed with the Securities and Exchange Commission on February 27, 1996 (the "Registration Statement") and hereby confirm to you our opinion as set forth under the heading "The Merger--Certain Federal Income Tax Consequences" in the Joint Proxy Statement/Prospectus included in the Registration Statement, subject to the assumptions set forth in this letter. Capitalized terms used but not defined herein have the meanings specified in the Agreement and Plan of Merger dated as of January 23, 1996, as amended as of February 23, 1996 (the "Merger Agreement").

   In connection with our opinion, we have assumed the following with your consent and the consent of First Interstate Bancorp ("First Interstate"):

      (1) The Merger will be effected in accordance with the Merger
   Agreement.

      (2) The facts and representations contained in letters to us from Wells Fargo and First Interstate dated February 27, 1996, respectively, were true and correct when made and will remain true and correct through the date of the Effective Time and, as to representations qualified by the best knowledge of the management of Wells Fargo or First Interstate, the underlying facts as of the Effective Time will be consistent with such knowledge.

   We hereby consent to the filing with the Securities and Exchange Commission of this letter as an exhibit to the Registration Statement and the references to us under the headings "Summary--Certain Federal Income Tax Consequences" and "The Merger--Certain Federal Income Tax Consequences". In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                          Very truly yours,

                                          /s/ Sullivan & Cromwell